Exhibit 3.121.1

CERTIFICATE OF MERGER

OF

HILTON FRANCHISE LLC

DOUBLETREE FRANCHISE LLC

HAMPTON INNS FRANCHISE LLC

HOMEWOOD SUITES FRANCHISE LLC

EMBASSY SUITES FRANCHISE LLC

HILTON GARDEN INNS FRANCHISE LLC

CONRAD FRANCHISE LLC

WALDORF ASTORIA FRANCHISE LLC

HLT LIFESTYLE FRANCHISE LLC

AND

HLT ESP FRANCHISE LLC

WITH AND INTO

HILTON FRANCHISE HOLDING LLC

The undersigned limited liability company, formed and existing under the laws of the State of Delaware, DOES HEREBY CERTIFY:

FIRST: The name, jurisdiction of formation or organization, and type of entity of each of the constituent entities which is to merge are as follows:

Name	Jurisdiction of Formation or Organization	Type of Entity
Hilton Franchise LLC	Delaware	Limited Liability Company
Doubletree Franchise LLC	Delaware	Limited Liability Company
Hampton Inns Franchise LLC	Delaware	Limited Liability Company
Homewood Suites Franchise LLC	Delaware	Limited Liability Company
Embassy Suites Franchise LLC	Delaware	Limited Liability Company
Hilton Garden Inns Franchise LLC	Delaware	Limited Liability Company
Conrad Franchise LLC	Delaware	Limited Liability Company
Waldorf Astoria Franchise LLC	Delaware	Limited Liability Company
HLT Lifestyle Franchise LLC	Delaware	Limited Liability Company
HLT ESP Franchise LLC	Delaware	Limited Liability Company
Hilton Franchise Holding LLC	Delaware	Limited Liability Company

SECOND; An agreement of merger (the “Agreement and Plan of Merger”) has been approved and executed by each of the constituent entities which is to merge in accordance with Section 18-209 of the Delaware Limited Liability Company Act.

THIRD: The, name of the surviving domestic limited liability company is Hilton Franchise Holding LLC (the “Surviving Limited Liability Company”).

FOURTH: The executed Agreement and Plan of Merger is on file at a place of business of the Surviving Limited Liability Company. The address of such place of business of the Surviving Limited Liability Company is 7930 Jones Branch Drive, McLean, Virginia 22102.

FIFTH: A copy of the Agreement and Plan of Merger will be furnished by the Surviving Limited Liability Company, on request and without cost, to any member of any of the limited liability companies merging hereunder.

SIXTH: This Certificate of Merger, and the merger contemplated hereby, shall be effective on April 1, 2015 at 12:01 a.m. (Eastern Time).

[SIGNATURE PAGE FOLLOWS]

IN WITNESS-WHEREOF, the Surviving Limited Liability Company has caused this certificate to be signed by a duly authorized person on this 26th day of March, 2015.

HILTON FRANCHISE HOLDING LLC

By:	/s/ Owen Wilcox
Name:	Owen Wilcox
Title:	Authorized Person